As filed with the Securities and Exchange Commission on June 2, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	38-1998421

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1717 Main Street, MC 6404
Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

COMERICA INCORPORATED 2006 AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

JON W. BILSTROM
Executive Vice President, Governance, Regulatory
Relations and Legal Affairs, and Secretary
Comerica Incorporated
1717 Main Street, MC 6404
Dallas, Texas 75201

(Name and address of agent for service)

(214) 462-6831

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting	Smaller reporting
company)	company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock $5.00 par value	2,500,000 shares	$38.35	$95,875,000	$6,835.89

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the per share and aggregate offering price are based upon the average of the high and low sales prices of the shares of common stock as reported on the New York Stock Exchange Composite Tape on May 26, 2010 ($38.35 per share).

EXPLANATORY NOTE

This Registration Statement is solely for the registration of additional shares of common stock of Comerica Incorporated for issuance under the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan (the “Plan”).  Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan and/or shares carried over into the Plan (Registration Statement No. 333-136053 filed on July 26, 2006; Registration Statement No. 333-104163 filed on March 31, 2003; Registration Statement No. 333-48122 filed on October 18, 2000; and Registration Statement No. 333-24565 filed on April 4, 1997) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by Comerica Incorporated (“Comerica” or the “Registrant”) are incorporated in this Registration Statement on Form S-8 (the “Registration Statement”) by reference:

1.              Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

2.              All other reports filed by Comerica pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009; and

3.              The description of Comerica’s common stock, par value $5.00 per share, set forth in Comerica’s Registration Statement on Form S-4/A filed December 14, 2000 (Commission File Number 333-51042) and any amendments, reports or other filings filed with the Securities and Exchange Commission for the purpose of updating that description.

All documents subsequently filed by Comerica pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities has been passed upon by Jon W. Bilstrom, Executive Vice President, Governance, Regulatory Relations and Legal Affairs, and Secretary of Comerica. Mr. Bilstrom beneficially owns phantom stock units, common stock and options to purchase common stock granted under the Plan.

ITEM 8.                                                EXHIBITS.

Item 601 Regulation S-K Exhibit Reference Number	Description of Document

4.1(a)

Restated Certificate of Incorporation of Comerica Incorporated (as amended) (filed as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

4.1(b)

Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-4, filed December 1, 2000, File No. 333-51042, and incorporated herein by reference).

4.1(c)

Certificate of Designations for Series F Preferred Stock (filed as Exhibit 3.1 to Registrant’s Current Report on From 8-K dated November 13, 2008, regarding U.S. Department of Treasury’s Capital Purchase Program, and incorporated herein by reference).

4.1(d)	Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (relating to Article Sixth).*

4.2

Amended and Restated Bylaws of Comerica Incorporated (amended and restated May 20, 2008) (filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated May 20, 2008, regarding the Registrant’s Bylaws, and incorporated herein by reference).

4.3

Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan (amended and restated April 27, 2010) (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated April 27, 2010, and incorporated herein by reference).

5	Opinion and Consent of Jon W. Bilstrom as to the legality of the securities being registered.*

23(a)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23(b)	Consent of Jon W. Bilstrom, legal counsel (contained in Exhibit 5).*

24	Powers of Attorney (included on the signature pages hereto).*

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 2, 2010.

COMERICA INCORPORATED

By:	/s/ Ralph W. Babb, Jr.
Ralph W. Babb, Jr.
Chairman, President and Chief Executive Officer

We, the undersigned directors and officers of Comerica Incorporated, do hereby constitute and appoint Jon W. Bilstrom and Nicole V. Gersch, and each of them severally, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 2, 2010:

/s/ Ralph W. Babb, Jr.
Ralph W. Babb, Jr.
Chairman, President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Elizabeth S. Acton
Elizabeth S. Acton
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Marvin J. Elenbaas
Marvin J. Elenbaas
Senior Vice President and Controller
(Principal Accounting Officer)

James F. Cordes
Director

/s/ Roger A. Cregg
Roger A. Cregg
Director

/s/ T. Kevin DeNicola
T. Kevin DeNicola
Director

/s/ Jacqueline P. Kane
Jacqueline P. Kane
Director

/s/ Richard G. Lindner
Richard G. Lindner
Director

/s/ Alfred A. Piergallini
Alfred A. Piergallini
Director

/s/ Robert S. Taubman
Robert S. Taubman
Director

/s/ Reginald M. Turner, Jr.
Reginald M. Turner, Jr.
Director

/s/ Nina G. Vaca
Nina G. Vaca
Director

EXHIBIT INDEX

Exhibit No.	Description

4.1(a)

Restated Certificate of Incorporation of Comerica Incorporated (as amended) (filed as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

4.1(b)

Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-4, filed December 1, 2000, File No. 333-51042, and incorporated herein by reference).

4.1(c)

Certificate of Designations for Series F Preferred Stock (filed as Exhibit 3.1 to Registrant’s Current Report on From 8-K dated November 13, 2008, regarding U.S. Department of Treasury’s Capital Purchase Program, and incorporated herein by reference).

4.1(d)	Certificate of Amendment to Restated Certificate of Incorporation of Comerica Incorporated (relating to Article Sixth).*

4.2

Amended and Restated Bylaws of Comerica Incorporated (amended and restated May 20, 2008) (filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated May 20, 2008, regarding the Registrant’s Bylaws, and incorporated herein by reference).

4.3

Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan (amended and restated April 27, 2010) (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated April 27, 2010, and incorporated herein by reference).

5	Opinion and Consent of Jon W. Bilstrom as to the legality of the securities being registered.*

23(a)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23(b)	Consent of Jon W. Bilstrom, legal counsel (contained in Exhibit 5).*

24	Powers of Attorney (included on the signature pages hereto).*

*  Filed herewith.